Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

Polar Power, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	-	$-	$-
	Equity	Preferred Stock, par value $0.0001 per share	457(o)	-	$-	$-
	Debt	Debt Securities	457(o)	-	$-	$-
	Debt Convertible into Equity	Warrants	457(o)	-	$-	$-
	Other	Subscription Rights	457(o)	-	$-	$-
	Equity	Units	457(o)	-	$-	$-
	Unallocated (Universal Shelf)		457(o)	-	$-	$15,340,000	0.00014760	$2,264.18
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415(a)(6)						S-3	333- 252196	01/28/2021
	Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)						S-3	333- 252196	01/28/2021
	Debt	Debt Securities	415(a)(6)						S-3	333- 252196	01/28/2021
	Debt Convertible into Equity	Warrants	415(a)(6)						S-3	333- 252196	01/28/2021
	Other	Subscription Rights	415(a)(6)						S-3	333- 252196	01/28/2021
	Equity	Units	415(a)(6)						S-3	333- 252196	01/28/2021
	Unallocated (Universal) Shelf	-	415(a)(6)			$84,660,000.00 (3)	0.0001091		S-3	333- 252196	01/28/2021	$9,236.41
	Total Offering Amounts					$100,000,000.00
	Total Fees Previously Paid							$9.236.41			-
	Total Fee Offsets							--			-
	Net Fee Due							$2,264.18

(1)The securities registered hereunder include such indeterminate number of (a) Common Stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase Common Stock, preferred stock or debt securities of the registrant, (e) subscription rights to purchase Common Stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities of the registrant, and (f) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)The proposed maximum aggregate offering price per class of security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3) Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $84,660,000 registered hereunder are unsold securities (the “Unsold Securities”) previously registered on the Registrant’s prior registration statement on Form S-3 (File No. 333-252196), filed on January 19, 2021 and declared effective on January 28, 2021 (the “Prior Registration Statement”), and are included in this registration statement. The registrant paid a filing fee of $9,236.41 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement. Pursuant to Rule 415(a)(6), the filing fee applicable to the Unsold Securities is hereby carried forward to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.